Exhibit 10.17

Land Sublease Contract

Lessor: Beijing Ruitong Yulong Investment Co., Ltd. (“Party A”)

Address: 88 Guanyintang Village (Jinsong East Extension Road) Wansiying, Chaoyang District, Beijing

Lessee: Beijing Tuozhan Industrial & Trading Development Co., Ltd. (“Party B”)

Address: No.292, Zhangjiaxiang, Shibalidian County, Chaoyang District, Beijing

In accordance with the Contract Law of the People’s Republic of China (“PRC”) and other applicable laws and regulations and based on equality, willingness, fairness and good faith, Party A and Party B agree to enter into this Land Sublease Contract (this “Contract”) to set forth their agreement in respect of the sublease of the land by Party A to Party B.

Article 1 Subleased Land

The land (the “Land”) proposed to be subleased to Party B with the area of 1,040 square meters is located at the south of Jieguo Factory, Hengjiezi, Shibalidian County, Chaoyang Distrcit, Beijing, the specific area of which shall be determined in accordance with the four boundary map agreed by both parties.

Article 2 Purpose of the Land

Party A agrees to sublease the Land to Party B for it to use the same for the purpose of construction, and the construction project shall be determined at the sole discretion of Party B.

Article 3 Sublease Term

3.1 The term of the sublease shall be 18 years and six months, which shall commence from December 1, 2009 and end on May 31, 2028.  This Contract shall be signed once a year and the rent shall be negotiated once a year.

3.2 If, upon the expiration of the sublease term, Party B is willing to extend the Contract, it shall have the right of first refusal under the same terms and conditions.

Article 4 Rent and Payment

Party B shall pay the rent for the Land on an annual basis, the amount of which shall be RMB three hundreds thousands (RMB 300,000).  The rent for the next year shall be paid within one month prior to the beginning of the next year.

Article 5 Party A’s Representations and Warranties

 Party A hereby represents and warrants to Party B that

(1) it is an independent legal person established and existing under the laws of the PRC;

(2) it has all the rights, authority and approvals required for the execution of and full performance of its obligations under this Contract;

(3) it has obtained all the consents, approvals and authorization required for the duly execution of this Contract;

(4) it has obtained all the rights, authority and approvals required for the sublease of the Land to Party B, and Party B’s business operation will not be affected due to any flaws in the rights to the Land.

Article 6 Party B’s Representations and Warranties

 Party B hereby represents and warrants to Party B that

(1) it is an independent legal person established and existing under the laws of the PRC;

(2) it has all the rights, authority and approvals required for the execution of and full performance of its obligations under this Contract;

(3) it has obtained all the consents, approvals and authorization required for the duly execution of this Contract.

Article 7 Party A’s Rights and Obligations

7.1 Party A shall have the right to receive rents from Party B in accordance with the provisions of this Contract.

7.2 During the term of the sublease agreed hereunder, Party A shall not sublease the Land to any third party without the prior written consent of Party B.

7.3 Party A shall be responsible to coordinate the supply of water, electricity, heating and any other resources in connection with the Land required for the operation of Party B.

Article 8 Party B’s Rights and Obligations

8.1 Party B shall have the right to request Party A to timely deliver the Land.

8.2 Party B shall have the right to construct on the Land buildings and facilities required for its business operation and the title to such buildings and facilities shall be vested in Party B.

8.3 Party B shall use the Land for the business operations permitted by the applicable laws.

8.4 Party B shall pay the rent hereunder on a timely basis in accordance with the provisions of this Contract.

8.5 All the fees in relation to the supply of water, electricity, gas and heating during the term of sublease shall be burdened by Party B.

8.6 Party B shall be responsible for the repair and maintenance of the buildings and facilities on the Land at its own costs.

Article 9 Sublease

During the term of this Contract, Party B shall not sublease the Land to any third party without the prior written consent of Party A.  In the event of any sublease of the Land by Party B to any third party, this Contract shall continue to be effective with respect to both Party A and Party B.  If Party B fails to perform its obligations hereunder due to reasons of any third party, Party B shall assume the corresponding liabilities to Party A.

Article 10 Tax

Party A and Party B shall pay their own taxes payable hereunder in accordance with the applicable laws and regulations.

Article Liabilities for Breach of Contract

11.1 Party A shall compensate Party B for any losses and damages arising out of the (i) invalidity of this Contract due to breaches by Party A of all or portion of its representations and warranties under Article 5 or (ii) any early termination of this Contract due to reasons other than those provided in Article 12, which shall include, but not limited to, the following:

(1) to lease a land legally owned by it with the same area and location as the Land to Party B to ensure the continuous operation of Party B;

(2) to compensate Party B for any losses in connection with the buildings and structures on the Land at the book value of the same;

(3) to compensate Party B for any other direct or indirect losses and damages arising out of the breach by Party A of its representations and warranties.

Article 12 Termination

12.1 If the parties hereto do not intend to extend the Contract, this Contract shall terminate upon the expiry of the term hereof.

12.2 Party A and Party B may terminate this Contract upon mutual agreement prior to the expiry of the term hereof.

12.3 Party A shall be entitled to terminate this Contract in the event of any of the following events:

(1) Party B subleases the Land to a third party without the prior written consent of Party A;

(2) Party B fails to timely pay the rent hereunder in accordance with the provisions of this Contract and fails to pay the rent within the required period after Party A notifies Party B.

Article 13 Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be resolved through friendly negotiation between Party A and Party B.  If the parties fail to resolve the disputes through negotiation within sixty (60) days following the commencement of the negotiation, either party may file a lawsuit to the competent court.

Article 14 Governing Law

The conclusion, effectiveness, interpretation and performance of this Contract and any dispute arising hereunder shall be governed by the PRC laws.

Article 15 Amendment

This Contract may not be amended unless with written agreement between both Party A and Party B.

Article 16 Execution and Effectiveness

This Contract shall be executed in Chinese in two counterparts, with each of Party A and Party B to hold one.

This Contract shall come into effect after being signed by the legal representatives and affixed with the corporate seals of Party A and Party B.

Party A:	Party B:

Beijing Ruitong Yulong Investment Co., Ltd.	Beijing Tuozhan Industrial & Trading Development Co., Ltd.

Authorized representative:	Authorized representative:

Corporate seal of Party A:	Corporate seal of Party A:

Dated December 1, 2009	Dated December 1, 2009

Schedule

Certain other affiliated entities of Lentuo International Inc. also entered into similar Land Sublease Contracts with Beijing Ruitong Yulong Investment & Development Co., Ltd.  Such subleases are substantially identical in all material respects to the one in this exhibit (except for the concerned affiliate entities, sizes and locations of relevant land, the sublease’ rents and terms) and thus are omitted from this exhibit pursuant to Instruction 2 to Item 601 of Regulation S-K.  Set forth below is a list of such other subleases with a summary of some of their key terms:

1.          Sublease with Tuozhan Industrial & Trade Development Co., Ltd.  The term of the sublease is 18 years and six months, starting from December 1, 2009 and ending on May 31, 2028.  The rent is RMB300,000 per year subject to annual adjustments.

2.          Sublease with Lentuo Huitong Automobile Sales Service Co., Ltd.  The term of the sublease is 12 years and three months, starting from December 1, 2009 and ending on February 28, 2022.  The rent is RMB750,000 per year subject to annual adjustments.

3.          Sublease with Yuantongqiao Toyota Automobile Trading Co., Ltd.  The term of the sublease is 20 years and one month, starting from December 1, 2009 and ending on December 31, 2029.  The rent is RMB805,000 per year subject to annual adjustments.

4.          Sublease with Tuojiacheng Commercial & Trading Co., Ltd.  The term of the sublease is 12 years and three months, starting from December 1, 2009 and ending on February 28, 2022.  The rent is RMB700,000 per year subject to annual adjustments.

5.          Sublease with Tuozhan Automobile Repair Co., Ltd.  The term of the sublease is 18 years and six months, starting from December 1, 2009 and ending on May 31, 2028.  The rent is RMB400,000 per year, subject to annual adjustments.